FIRST AMENDMENT TO LEASE

This First Amendment (the "**First Amendment**") to Lease is made as of May 18, 2007, by and between **ARE-BC NO. 2 TRUST, a common law Delaware trust**, having an address at 385 E. Colorado Boulevard, Suite 299, Pasadena, California 91101 ("**Landlord**"), and **RESPONSE BIOMEDICAL CORPORATION, a British Columbia corporation**, having an address at 1785 West 17th Street, Vancouver, British Columbia ("**Tenant**").

RECITALS

A. Landlord and Tenant have entered into that certain Lease (the "**Lease**") dated as of April 24, 2007, as affected by an Acknowledgment of Commencement Date dated as of May 18, 2007 (the "**Lease**"), wherein Landlord leased to Tenant certain premises (the "**Premises**") located at 1785 West 17th Street, Vancouver, British Columbia more particularly described in the Lease.

B. Landlord and Tenant desire to amend the Lease to adjust the Security Deposit thereunder, on the terms set forth below.

AGREEMENT

Now, therefore, the parties hereto agree that the Lease is amended as follows:

1. **Security Deposit.** The Security Deposit shall be comprised of (a) the sum of $870,610.37 Canadian in the form of a Letter of Credit in accordance with Section 6 of the Lease, receipt of which Landlord hereby acknowledges, and (b) the sum of $145,101.73 Canadian in cash paid by Tenant to Landlord simultaneously herewith. The portion of the Security Deposit paid pursuant to clause (b) shall be applied by Landlord to the first month of Base Rent when due on the Rent Commencement Date.

2. **Rent**. Section 3(a) of the Lease is hereby amended by deleting from the first line thereof the phrase: "first month's Base Rent and the".

3. **Miscellaneous**.

(a) This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b) This First Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(c) This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

(d) Landlord and Tenant each represent and warrant that it has not dealt with any

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broker, agent or other person (collectively "**Broker**") in connection with this transaction, and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

(e) Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

(f) Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this First Amendment is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Landlord, in the exercise of the powers and authority conferred and vested in it under the trust agreement which established Landlord, and accordingly, shall incur no personal liability in connection herewith or the transactions contemplated hereby.

(Signatures on Next Page)

© All Rights Reserved 2001 Alexandria Real Estate Equities, Inc.
CONFIDENTIAL – DO NOT COPY

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT: RESPONSE BIOMEDICAL CORPORATION,
a British Columbia corporation

By: [signature]
Name: ROBERT PILZ
Title: CFO

LANDLORD: ARE-BC NO. 2 TRUST,
a common law Delaware trust
By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee of ARE-BC No. 2 TRUST

By:____________________
Name:____________________
Title:____________________

© All Rights Reserved 2001 Alexandria Real Estate Equities, Inc.
CONFIDENTIAL – DO NOT COPY